As filed with the Securities and Exchange Commission on July 10, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PDS Biotechnology Corporation
(Exact name of registrant as specified in its charter)

Delaware	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

303A College Road East
Princeton, NJ 08540
(800) 208-3343
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
Frank Bedu-Addo, Ph.D.
President and Chief Executive Officer
PDS Biotechnology Corporation
303A College Road East
Princeton, NJ 08540
(800) 208-3343
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Fahd Riaz, Esq.
Patrick O’Malley, Esq.
DLA Piper LLP (US)
One Liberty Place
1650 Market Street, Suite 5000
Philadelphia, PA 19103-7300
(215) 656-3316
From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholder named in this preliminary prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 10, 2026

2,158,274 Shares of Common Stock Issuable Upon Exercise of Warrant
11,157,549 Shares of Common Stock Issuable Upon Conversion of Promissory Note
This prospectus relates to the resale, from time to time, of up to 13,315,823 shares (the “Shares”) of our common stock, $0.00033 par value per share (“Common Stock”), by the Selling Stockholder (as defined below). The Shares covered by this prospectus consist of (x) 2,158,274 shares of Common Stock issuable upon exercise of the Warrant (as defined below) and (y) up to 11,157,549 shares of Common Stock issuable upon conversion of the Promissory Note (as defined below), in each case, issued to the Selling Stockholder in a private placement as described in this prospectus.
On April 30, 2026, PDS Biotechnology Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Selling Stockholder”). Pursuant to the Securities Purchase Agreement, on June 15, 2026 (the “Closing Date”), the Company issued and sold to the Selling Stockholder and the Selling Stockholder purchased from the Company (i) a promissory note (the “Promissory Note”) in an aggregate principal amount of $6,000,000 and (ii) a warrant to purchase up to 2,158,274 shares of Common Stock at an exercise price of $1.1824 per share (the “Warrant”), subject to adjustments as set forth in the Warrant. In connection with the Securities Purchase Agreement, on the Closing Date, the Company and the Selling Stockholder entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is obligated to file a registration statement to register the shares of Common Stock issuable upon conversion of the Promissory Note and exercise of the Warrant. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder under this prospectus. We will, however, receive proceeds from any portion of the Warrant that is exercised through the payment of the exercise price in cash. We intend to use the proceeds, if any, for general corporate purposes. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.
The Selling Stockholder may offer such shares from time to time as it may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. This prospectus does not necessarily mean that the Selling Stockholder will offer or sell the Shares. We cannot predict when or in what amounts the Selling Stockholder may sell any of the Shares offered by this prospectus. Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the Selling Stockholder prior to any resale of such shares pursuant to this prospectus.
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PDSB.” On July 9, 2026, the closing price of our Common Stock was $0.7872 per share.
We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus as well as those contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, the Selling Stockholder may, from time to time, offer and sell the Shares described in this prospectus in one or more offerings. Information about the Selling Stockholder may change over time. We will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder under this prospectus, although we will receive proceeds from any portion of the Warrant that is exercised through the payment of its respective exercise price in cash.
We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We incorporate by reference important business and financial information about us into this prospectus and any prospectus supplement or any free writing prospectus we may authorize to be delivered to you. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information.” All references in this prospectus to “PDS Biotech”, “PDS,” the “Company,” “we,” “us” or “our” mean PDS Biotechnology Corporation, unless we state otherwise or the context otherwise requires.
Neither we nor the Selling Stockholder has authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. The Selling Stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in or incorporated by reference into this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment, the applicable prospectus supplement and otherwise incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.
An investment in our securities involves certain risks that should be carefully considered by prospective investors. See “Risk Factors.”

PROSPECTUS SUMMARY
Overview
We are a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our Versamune® T cell activator and Versamune® in combination with our interleukin 12 (IL-12) fused anti-body drug conjugate (ADC), PDS01ADC. In addition, we are developing the Infectimune® T cell-activator in infectious diseases.
We believe our investigational targeted immunotherapies have the potential to overcome limitations of current immunotherapy approaches through effective conversion of the immune suppressive tumor to an immunogenic microenvironment in addition to the induction of the right type, potency and quantity of tumor-targeting killer (CD8) T cells. Our Versamune® immunotherapies and Versamune® in combination with PDS01ADC, are being developed for treatments in oncology, and Infectimune® is being developed for preventive vaccines against infectious agents. When paired with an antigen, which is a disease-related protein that is recognizable by the immune system, Versamune® and Infectimune® have both been shown to induce, in-vivo, large quantities of high-quality, highly potent polyfunctional disease-specific CD4 helper and CD8 killer T cells, a specific sub-type of T cell that has shown potential to be more effective at killing infected or target cells. Infectimune® is also designed to promote the induction of disease-specific neutralizing antibodies. PDS01ADC is an investigational tumor targeting IL-12 that we believe may enhance the proliferation, potency and longevity of T cells in the tumor microenvironment and reduces the prevalence of immune suppressive cells and components within the tumor.
We believe our proprietary combinations of Versamune® and PDS01ADC together with immune checkpoint inhibitors or other standards of care, may enhance the proliferation, potency and longevity of antigen specific multifunctional CD8 T cells in the tumor microenvironment and work synergistically to inhibit or treat cancer.
For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.
Recent Developments
On April 30, 2026, the Company entered into the Securities Purchase Agreement with the Selling Stockholder. Pursuant to the Securities Purchase Agreement, on the Closing Date, the Company issued and sold to the Selling Stockholder (i) the Promissory Note and (ii) the Warrant, for a total purchase price of $5,760,000, reflecting an original issue discount of 4%.
The Promissory Note has an aggregate principal amount of $6,000,000, a maturity date of the twelve-month anniversary of the Closing Date and bears interest at a rate of 10% per annum, payable monthly beginning on the 60-day anniversary of the Closing Date. The Promissory Note is convertible into shares of Common Stock at the option of the Selling Stockholder, but only upon the occurrence and during the continuance of a payment event of default.
The Warrant is exercisable beginning on the six-month anniversary of the Closing Date and expires on the date that is 60 months after the Closing Date, subject to certain beneficial ownership and exchange cap limitations.
In connection with the Securities Purchase Agreement, on the Closing Date, PDS Operating Corporation, a Delaware corporation and wholly owned subsidiary of the Company (the “Guarantors”), entered into a Guaranty Agreement (the “Guaranty Agreement”) in favor of the Selling Stockholder.
In connection with the Securities Purchase Agreement, the Company and the Selling Stockholder entered into the Registration Rights Agreement on the Closing Date, pursuant to which the Company is obligated to file a registration statement to register the shares of Common Stock issuable upon conversion of the Promissory Note and exercise of the Warrant within 30 days after the Closing Date.
The foregoing descriptions of the terms of the Securities Purchase Agreement, Promissory Note, Guaranty Agreement, Warrant, and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the Securities Purchase Agreement (Exhibit 10.1), form of Promissory Note (Exhibit 4.1), form of Guaranty Agreement (Exhibit 10.3), form of Warrant (Exhibit 4.2), and form of Registration Rights Agreement (Exhibit 10.2), each of which is incorporated herein by reference.
On the Closing Date, the Company also entered into the Sales Agreement with Yorkville Securities, LLC, an affiliate of the Selling Stockholder, and B. Riley Securities, Inc., with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its Common Stock through or to the Agents, as sales agents or principals. For more information see the section entitled “Private Placement of Securities.”
Corporate Information
Information concerning our company is contained in the documents that we file with the SEC as a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are accessible at www.sec.gov, and on our website at www.pdsbiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our Common Stock. We have included our website address in this prospectus solely as an inactive textual reference. Information on our website is not, and should not be considered, part of this prospectus.
Our principal executive offices are located at 303A College Road East, Princeton, NJ 08540, and our telephone number is (800) 208-3343.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our Common Stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our Common Stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies. We have taken advantage of some reduced reporting burdens in this prospectus and the documents incorporated by reference herein. Accordingly, the information that we provide to our stockholders may be different than you might receive from other public companies in which you hold equity interests.

THE OFFERING
Shares of Common Stock offered by the Selling Stockholder
Up to 13,315,823 Shares.
Shares of Common Stock outstanding prior to this offering
55,921,806 Shares as of July 2, 2026
Use of proceeds
We will not receive any proceeds from the resale of the Shares by the Selling Stockholder in this offering. We will, however, receive proceeds from any portion of the Warrant that is exercised through the payment of its respective exercise price in cash. For additional information, refer to the section entitled “Use of Proceeds.”
Terms of this offering
The Selling Stockholder may sell, transfer or otherwise dispose of any or all of the Shares offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Shares are traded, or in private transactions. The Shares may be offered and sold or otherwise disposed of by the Selling Stockholder at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. See the section entitled “Plan of Distribution.”
Risk factors
An investment in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports filed on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC, which are incorporated by reference herein, and other information included this prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.
Market for our Common Stock
Our Common Stock is traded on the Nasdaq Capital Market under the symbol “PDSB.”

RISK FACTORS
Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and in any prospectus supplement, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in any prospectus supplement as well as in “Part I, Item 1A. Risk Factors” in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our quarterly reports on Form 10-Q filed subsequent to such Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects and the market price of our shares and any other securities we may issue. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, results of operations and prospects and the market price of our shares and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”)), and we anticipate that the applicable prospectus supplement will contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others:
•	the Company’s ability to protect its intellectual property rights;
•	the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings;
•
the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its clinical and product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or clinical and product candidates;

•
the Company’s limited operating history in the current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan;

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the timing for the Company or its partners to initiate the planned clinical trials for its Versamune® products, including PDS0101 (Versamune® HPV), PDS0103 (Versamune® MUC1), and others, alone or in combination with PDS01ADC, as well as Infectimune® based clinical candidates and the future success of such trials;

•
the successful implementation of the Company’s research and development programs and collaborations, including any collaboration trials concerning the Company’s Versamune®, PDS01ADC and Infectimune® based clinical and product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s clinical and product candidates;

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the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current clinical candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials;

•	expectations for the clinical and preclinical development, manufacturing, regulatory approval, and commercialization of the Company’s clinical and product candidates;
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any Company statements about its understanding of clinical and product candidates’ mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration trials; the acceptance by the market of the Company’s clinical and product candidates, if approved;

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the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s clinical and product candidates; and

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other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to those listed under Part II, Item 1A. Risk Factors.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf.
In addition, you should refer to the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
We may discuss certain of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus, including our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q filed with the SEC.

USE OF PROCEEDS
All proceeds from the resale of the Shares of Common Stock offered by this prospectus will belong to the Selling Stockholder. We will not receive any proceeds from the resale of the Shares of Common Stock by the Selling Stockholder. We will, however, receive proceeds from any portion of the Warrant that is exercised through the payment of its respective exercise price in cash. We intend to use the proceeds, if any, for general corporate purposes.
The Selling Stockholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by the Selling Stockholder in disposing of its Shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY
We have never paid any cash dividends on our Common Stock to date. We currently intend to retain all of our future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends for at least the next five years, if ever. Any future determination as to the payment of cash dividends on our Common Stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws, as amended. Copies of these documents are filed or incorporated by reference as exhibits to the registration statement, of which this prospectus forms a part.
DESCRIPTION OF COMMON STOCK
We are presently authorized to issue 150,000,000 shares of Common Stock, par value $0.00033 per share. As of July 2, 2026, there were 55,921,806 shares of Common Stock issued and outstanding.
We have one class of Common Stock. Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of Common Stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.
Provisions of our eighth amended and restated certificate of incorporation, as amended, and third amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock. Among other things, our eighth amended and restated certificate of incorporation, as amended, and third amended and restated bylaws:
•	permits our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
•	provides that the authorized number of directors may be changed only by the board of directors;
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provides that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divides our board of directors into three classes;
•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;
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provides that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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does not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election;

•	provides that special meetings of our stockholders may be called only by the board of directors;
•	does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act; and.
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does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

In addition, we are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination”

includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.
The transfer agent and registrar of our Common Stock is Computershare Trust Company, N.A. The address of our transfer agent and registrar is 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, and its telephone number is (212) 805-7100.
Our Common Stock is traded on The Nasdaq Capital Market under the symbol “PDSB.”

DESCRIPTION OF PREFERRED STOCK
We have authority to issue 5,000,000 shares of preferred stock, par value $0.00033 per share. As of July 2, 2026, we did not have any shares of preferred stock issued or outstanding.
Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the Common Stock.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the Common Stock and the voting and other rights of the holders of Common Stock.
We will describe in a prospectus supplement relating to any series of preferred stock being offered the following terms:
•	the distinguishing designation of the series of preferred stock;
•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the series;
•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the series of preferred stock;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the series of preferred stock will accumulate;
•	the procedures for any auction and remarketing, if any, for the series of preferred stock;
•	the provisions for a sinking fund, if any, for the series of preferred stock;
•	the provision for redemption, if applicable, of the series of preferred stock;
•	any listing of the series of preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the series of preferred stock will be convertible into Common Stock, including the conversion price or manner of calculation and conversion period;
•	voting rights, if any, of the series of preferred stock;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the series of preferred stock;
•	the relative ranking and preferences of the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the series of preferred stock.
Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:
•	senior to all classes or series of our Common Stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

PRIVATE PLACEMENT OF SECURITIES
On April 30, 2026, the Company entered into the Securities Purchase Agreement with the Selling Stockholder. Pursuant to the Securities Purchase Agreement, on the Closing Date, the Company issued and sold to the Selling Stockholder (i) the Promissory Note and (ii) the Warrant, for a total purchase price of $5,760,000. The Securities Purchase Agreement contains customary representations, warranties and covenants.
Promissory Note
The Promissory Note has an aggregate face value of $6,000,000 and was issued on the Closing Date for a purchase price of $5,760,000. The Promissory Note has a maturity date of the twelve-month anniversary of the Closing Date and an interest rate of 10% per annum (subject to increase upon the occurrence and during the continuance of an Event of Default (as defined in the Promissory Note)), payable monthly beginning on the 60-day anniversary of the Closing Date and on each monthly anniversary thereafter.
The Company may redeem the Promissory Note at any time in full or in part, without prepayment penalty, by paying an amount equal to (a) the outstanding principal balance being redeemed by the Company plus (b) all accrued and unpaid interest on the outstanding principal balance being redeemed as of the date of such redemption. Beginning on September 15, 2026, the holder of the Promissory Note may elect to accelerate up to $1,600,000 by increasing aggregate principal amortization payments, provided that any monthly principal amortization payment may not be increased by more than $700,000, by providing written notice to the Company. Prior to the first installment date, and thirty days prior to each subsequent installment date, 100% of any net cash proceeds received from sales of Common Stock pursuant to the Sales Agreement after the Closing Date shall be applied by the Company against the amortization payment due on the next installment date. If net cash proceeds received from sales of Common Stock pursuant to the Sales Agreement exceed the amortization payment due on the installment date, 60% of such net cash proceeds shall be applied against subsequent amortization payments in reverse chronological order and 40% of such net cash proceeds may be retained by the Company.
At the election of the Selling Stockholder, for so long as the Company’s failure to pay to the Selling Stockholder any amounts when and as due under the Promissory Note within five (5) business days after such payment is due has occurred and is continuing, the Promissory Note is convertible, in whole or in part, at any time and from time to time at a conversion price of (i) 95% of the lowest daily VWAP of the Common Stock during the five (5) consecutive trading days immediately prior to the conversion date, or (ii) 92% of the closing price on the trading day immediately prior to the conversion date, but in no event lower than 20% of the Minimum Price under 5635(d) as of the Closing Date. The Selling Stockholder shall not have the right to convert any portion of the Promissory Note to the extent that after giving effect to such conversion, the Selling Stockholder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. In addition, the Promissory Note will limit conversions such that the number of shares issuable upon conversion may not exceed 19.99% of the Company’s outstanding Common Stock as of the date of the Securities Purchase Agreement, unless stockholder approval is obtained in accordance with Nasdaq rule 5635(d).
In addition, for as long as the Promissory Note remains outstanding, the Company is generally restricted from entering into any agreement, arrangement or transaction in or of which the terms thereof would materially restrict, materially delay, conflict with or materially impair the ability of the Company to perform its obligations under the Promissory Note or amending any material term of its organizational documents so as to adversely affect any rights of the Selling Stockholder. In addition, so long as the Promissory Note remains outstanding, the Securities Purchase Agreement provides that the Company and each of its subsidiaries may not effect, enter into or agree to enter into any “Variable Rate Transaction” other than (i) the Sales Agreement or (ii) with the Selling Stockholder.
The Promissory Note also sets forth certain customary events of default after which the Promissory Note may be declared immediately due and payable, including certain types of bankruptcy or insolvency events of default involving the Company and its significant subsidiaries.
Security Agreement and Subsidiary Guarantees
In connection with the Securities Purchase Agreement, on the Closing Date, PDS Operating Corporation, a Delaware corporation and wholly owned subsidiary of the Company (together with any other entity that may become a party thereto) (the “Guarantors”), and the Selling Stockholder entered into a Guaranty Agreement (the “Guaranty

Agreement”), pursuant to which the Guarantors guaranteed all of the Company’s obligations under the Securities Purchase Agreement and the Promissory Note and related obligations.
Warrant
The Warrant was issued on the Closing Date and is exercisable beginning on the six (6) month anniversary of the Closing Date and for five years after the Closing Date, at an exercise price of $1.1824 per share subject, with certain exceptions, to adjustments in the event of stock splits, dividends, and certain fundamental transactions, as more fully described in the Warrant. The Selling Stockholder shall not have the right to exercise any portion of the Warrant to the extent that after giving effect to such exercise, the Selling Stockholder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. In addition, the Warrant limits exercises such that the number of shares issuable upon exercise may not exceed 19.99% of the Company’s outstanding Common Stock as of the date of the Securities Purchase Agreement, unless stockholder approval is obtained in accordance with Nasdaq rule 5635(d).
If, at the time the Selling Stockholder exercises the Warrant, there is no effective registration statement available for an issuance of the shares underlying the Warrant to the Selling Stockholder, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon the exercise of the Warrant, the Selling Stockholder may elect to receive upon exercise (either in whole or in part) on a cashless basis the net number of shares of Common Stock determined according to a specified formula (as set forth in the Warrant).
Registration Rights Agreement
In connection with the Securities Purchase Agreement, the Company and the Selling Stockholder entered into the Registration Rights Agreement on the Closing Date, pursuant to which the Company is obligated to file a registration statement to register the shares of Common Stock issuable upon conversion of the Promissory Note and exercise of the Warrant within 30 days after the Closing Date (the “Filing Deadline”). If the Company fails to meet the Filing Deadline or maintain the effectiveness of the registration statement for the required effectiveness period, subject to certain permitted exceptions, the Company will be deemed to be in default under the Promissory Note. The Company also agreed, among other things, to indemnify the selling holders under the registration statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.
The foregoing descriptions of the terms of the Securities Purchase Agreement, Promissory Note, Guaranty Agreement, Warrant, the Registration Rights Agreement, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the full text of the Securities Purchase Agreement, form of Promissory Note, form of Guaranty Agreement, form of Warrant, and form of Registration Rights Agreement which are incorporated herein by reference.

SELLING STOCKHOLDER
The Common Stock being offered by the Selling Stockholder is issuable to the Selling Stockholder upon the conversion of the Promissory Note and the exercise of the Warrant. For additional information regarding the issuances of the Promissory Note and the Warrant, see “Private Placement of Securities” above. We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time.
The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder. The first column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of the Promissory Note and Warrant, as of July 2, 2026, assuming the conversion of the Promissory Note and the exercise of the Warrant held by the Selling Stockholder on that date, without regard to any limitations on exercises. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder.
In accordance with the terms of a Registration Rights Agreement with the Selling Stockholder, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon conversion of the Promissory Note and the exercise of the Warrant, determined as if the outstanding Promissory Note and Warrant were converted or exercised, as applicable, in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the conversion of the Promissory Note or exercise of the Warrant. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.
Under the terms of the Promissory Note and Warrant, the Selling Stockholder may not convert the Promissory Note or exercise the Warrant, as applicable, to the extent such conversion or exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding Common Stock following such conversion or such exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the Promissory Note or exercise of the Warrant which have not been converted or exercised, as applicable. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Stockholder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering(2)	Percentage of Common Stock Beneficially Owned Prior to Offering(3)(4)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(5)	Number of Shares of Common Stock Beneficially Owned After Offering(3)	Percentage of Common Stock Beneficially Owned After Offering(4)
YA II PN, LTD.(6)	13,315,823	19.23%	13,315,823	0	—%

*	Represents beneficial ownership of less than 1%.
(1)
Information concerning the named Selling Stockholder or future transferees, pledgees, assignees, distributees, donees or successors-in-interest of or from any such stockholder or others who later hold the Selling Stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)	Includes shares issuable upon exercise of the Warrant and conversion of the Promissory Note.
(3)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of July 2, 2026, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Amounts reported in the fifth column assumes that the Selling Stockholder will sell all of the Shares offered pursuant to this prospectus.

(4)
Based on 55,921,806 shares of Common Stock issued and outstanding as of July 2, 2026. The Selling Stockholder may not convert the Promissory Note or exercise the Warrant, as applicable, to the extent such conversion or exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding Common Stock following such conversion or such exercise.

(5)
Includes the maximum number of Shares issuable upon exercise of the Warrant and conversion of the Promissory Note, which Shares are being registered by the registration statement of which this prospectus forms a part.

(6)	Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

Material Relationships with the Selling Stockholder
On June 15, 2026, the Company entered into a Sales Agreement with the Agents with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its Common Stock through or to the Agents, as sales agents or principals, having an aggregate offering price of up to $50,000,000. B. Riley Securities, Inc. is acting as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the at-the-market offering. Except for the ownership of the Promissory Note and the Warrant and the Sales Agreement with the Agents, the Selling Stockholder has not had any material relationship with us within the past three years.

PLAN OF DISTRIBUTION
The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the Shares has been passed upon by DLA Piper LLP (US), Philadelphia, PA.
EXPERTS
The consolidated financial statements of PDS Biotechnology Corporation as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with that act, file periodic reports and other information with the SEC. The SEC maintains an Internet site that contains all reports and other information that we file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the securities offered under this prospectus (the “Form S-3 Registration Statement”). The Form S-3 Registration Statement, including the exhibits to the Form S-3 Registration Statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the Form S-3 Registration Statement. For further information about us and our securities, you should review the Form S-3 Registration Statement and the exhibits filed with the Form S-3 Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.
We incorporate by reference the following documents previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 28, 2026;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026;
•
our Current Reports on Form 8-K filed with the SEC on January 9, 2026, January 22, 2026, January 28, 2026, February 20, 2026, February 23, 2026, March 3, 2026, April 15, 2026, April 24, 2026, May 1, 2026, June 2, 2026, June 15, 2026 and June 15, 2026 and

•
the description of our Common Stock contained in our registration statement on Form 8-A12B, filed with the SEC on September 25, 2015 (File No. 001-37568), and all amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Form S-3 Registration Statement, including all such documents we may file with the SEC after the date of the Form S-3 Registration Statement and prior to the effectiveness of the registration statement, and prior to the filing of a post-effective amendment to the Form S-3 Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any of these filings from us at no cost by writing or calling our Corporate Secretary at the following address or telephone number: PDS Biotechnology Corporation, 303A College Road East, Princeton, NJ 08540; Telephone: (800) 208-3343.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$1,513.43
Accounting fees and expenses	$*
Legal fees and expenses	$*
Printing and miscellaneous expenses	$*
Total	$1,513.43

Item 15.	Indemnification of Directors and Officers.
Section 102(b)(7) of the DGCL authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors’ fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under DGCL Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or recession, are available.
Our current certificate of incorporation eliminates the personal liability of the members of our board of directors to the fullest extent permitted by the DGCL. Any repeal or modification of that provision by the stockholders of the corporation will not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our current bylaws provide for indemnification of our officers and directors to the fullest extent permitted by the DGCL.
We have entered into indemnification agreements with each of our directors and officers, pursuant to which we agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us.
We have purchased and maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Item 16.	Exhibits.

Exhibit Number	Description
3.1	Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 6, 2015).
3.2
Certificate of Amendment to Eight Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current on Form 8-K, filed with the SEC on March 18, 2019).

3.3
Certificate of Amendment to Eight Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Current on Form 8-K, filed with the SEC on March 18, 2019).

3.4
Certificate of Amendment to Eight Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 10.1 of the Registrant’s Current on Form 8-K, filed with the SEC on June 24, 2024).

3.5	Third Amended and Restated Bylaws of PDS Biotechnology Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 15, 2022).
4.1	Form of Promissory Note (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026).
5.1	Opinion of DLA Piper LLP (US).
10.1*
Securities Purchase Agreement by and between PDS Biotechnology Corporation and YA II PN, Ltd., dated as of April 30, 2026 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current on Form 8-K, filed with the SEC on June 15, 2026).

10.2
Form of Registration Rights Agreement by and between PDS Biotechnology Corporation and YA II PN, Ltd. (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026).

10.3
Form of Guaranty Agreement by and between PDS Biotechnology Corporation and YA II PN, Ltd. (incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026)

23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
107	Filing Fee Table.

*
Certain schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted schedules to the SEC upon its request. Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the Exhibit to the SEC upon its request.

Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on July 10, 2026.

PDS BIOTECHNOLOGY CORPORATION

By:	/s/ Frank Bedu-Addo, Ph.D.
Name:	Frank Bedu-Addo, Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Bedu-Addo, Ph.D. and Lars Boesgaard as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on July [6], 2026.

Name	Title	Date
/s/ Frank Bedu-Addo, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2026
Frank Bedu-Addo, Ph.D.

/s/ Lars Boesgaard	Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2026
Lars Boesgaard

/s/ Otis W. Brawley	Director	July 10, 2026
Otis W. Brawley

/s/ Gregory Freitag, J.D., CPA	Director	July 10, 2026
Gregory Freitag, J.D., CPA

/s/ Stephen Glover	Director	July 10, 2026
Stephen Glover

/s/ Kamil Ali-Jackson	Director	July 10, 2026
Kamil Ali-Jackson

/s/ Ilian Iliev, Ph.D.	Director	July 10, 2026
Ilian Iliev, Ph.D.

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